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                            EXHIBIT 4.2

                        GUARANTY AGREEMENT
                          (SETECH, INC.)


     WHEREAS, the undersigned, SETECH, INC., a Delaware corporation, has requested that FIRST UNION COMMERCIAL CORPORATION, a North Carolina corporation (herein called "LENDER") extend credit or make certain financial accommodations to its subsidiaries, namely, LEWIS SUPPLY COMPANY, INC., a Delaware corporation, SOUTHEASTERN TECHNOLOGY, INC., a Tennessee corporation and TITAN SERVICES, INC., a Tennessee corporation (herein individually and collectively called "BORROWER"), and the Lender has agreed to extend such credit or make such financial accommodations and/or may in the future extend such credit or make such financial accommodations to the Borrower by reason of such request and in reliance upon this guaranty;

     NOW, THEREFORE, in consideration of such credit being extended and/or to be extended or such financial accommodations made or to be made by the Lender to the Borrower (whether to the same, greater or lesser extent than any limit, if applicable, of this guaranty), the sum of $5.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby unconditionally guarantees to the Lender, and its successors, endorsees, transferees and assigns the punctual payment when due, whether by acceleration or otherwise, and at all times thereafter of (a) all debts, liabilities and obligations whatsoever of the Borrower to the Lender, now existing or hereafter coming into existence, arising under or pursuant to that certain Loan and Security Agreement, dated as of June ___, 1997, among the undersigned, the Borrower and the Lender, as it may be amended or modified from time to time (the "LOAN AGREEMENT"); (b) accrued but unpaid interest on such debts, liabilities and obligations, whether accruing before or after any maturity(ies) thereof; and (c) all attorneys' fees and costs of collection if any such debts, liabilities or obligations of the Borrower are collected, or the liability of the undersigned hereunder enforced, by or through any attorney at law (all of (a), (b) and (c) being hereinafter referred to as the "Obligations"). Without limitation of the foregoing, the term "Obligations," as used herein, shall extend to and include all "Obligations" of the Borrower to the Lender (as that term is defined in the Loan Agreement).

     The undersigned consents that, at any time, and from time to time, either with or without consideration, the whole or any part of any security now or hereafter held for any Obligations may be substituted, exchanged, compromised, impaired, released, or surrendered with or without consideration; the time or place of payment of any Obligations or of any security thereof may be changed or extended, in whole or in part; the Borrower may be granted indulgences generally; any of the provisions of any note or other instrument evidencing any Obligations or any security therefor may be modified or waived; any party liable for the payment thereof (including but not being limited to any co-guarantor) may be granted indulgences or released; neither the death, termination of existence, bankruptcy, incapacity, lack of authority nor disability of the Borrower or any one or more of the guarantors, including any of the undersigned, shall affect the continuing obligation of any other guarantor, including any of the undersigned, and that no claim need be asserted against the personal representative, guardian, custodian, trustee or debtor in bankruptcy or receiver of any deceased, incompetent, bankrupt or insolvent guarantor; any deposit balance to the credit of the Borrower or any other party liable for the payment of the Obligations or liable upon any security therefor may be released, in whole or in part, at, before and/or after the stated, extended or accelerated maturity of any Obligations; and the Lender may release, discharge, compromise or enter into any accord and satisfaction with respect to any collateral for the Obligations, or the liability of the Borrower or any of the undersigned, or any liability of any other person primarily or secondarily liable on any of the Obligations, all without notice to or further assent by the undersigned, who shall remain bound hereon, notwithstanding any such exchange, compromise, surrender, extension, renewal, acceleration, modification, indulgence, release, discharge or accord and satisfaction.

     The undersigned expressly waives: (a) notice of acceptance of this guaranty and of all extensions or renewals of credit or other financial accommodations to the Borrower; (b) presentment and demand for payment of any of the Obligations; (c) protest and notice of dishonor or of default to the undersigned or to any other party with respect to any of the Obligations or with respect to any security therefor; (d) any invalidity or disability in whole or in part at the time of the acceptance of, or at any time with respect to, any security for the Obligations or with respect to any party primarily or secondarily liable for the payment of Obligations to the Lender; (e) the fact that any security for the Obligations may at any time or from time to time be in default or be inaccurately estimated or may deteriorate in value for any cause whatsoever; (f) any diligence in the creation or perfection of a security interest or collection or protection of or realization upon the Obligations or any security therefor, any liability hereunder, or any party primarily or secondarily liable for the Obligations or any lack of commercial reasonableness in dealing with any security for the Obligations; (g) any duty or obligation on the part of the Lender to ascertain the extent or nature of any security for the Obligations, or any insurance or other rights respecting such security, or the liability of any party primarily or secondarily liable for the Obligations, or to take any steps or actions to safeguard, protect, handle, obtain or convey information respecting, or otherwise follow in any manner, any such security, insurance or other rights; (h) any duty or obligation on the part of Lender, whether arising pursuant to Official Code of Georgia
Section 10-7-24 or any similar or subsequent law, to proceed to collect the Obligations from, or to commence an action against, the Borrower, any other guarantor, or any other person, or to resort to any security or to any balance of any deposit account or credit on the books of the Lender in favor of the Borrower or any other person, despite any notice or request of the undersigned to do so; (i) to the extent not prohibited by law, the right to assert any of the benefits under any statute providing appraisal or other rights which may reduce or prohibit any deficiency judgments in any foreclosure or other action; (j) all other notices to which the undersigned might otherwise be entitled; and (k) demand for payment under this guaranty.

     This is a guaranty of payment and not of collection. The liability of the undersigned on this guaranty shall be continuing, direct and immediate and not conditional or contingent upon either the pursuit of any remedies against the Borrower or any other person or foreclosure of any security interests or liens available to the Lender, its successors, endorsees or assigns. The Lender may accept any payment(s), plan for adjustment of debts, plan or reorganization or liquidation, or plan of composition or extension proposed by, or on behalf of, the Borrower or any other guarantor without in any way affecting or discharging the liability of the undersigned hereunder. If the Obligations are partially paid, the undersigned shall remain liable for any balance of such Obligations. This guaranty shall be revived and reinstated in the event any payment received by Lender on any Obligation is required to be repaid or rescinded under present or future federal or state law or regulation relating to bankruptcy, insolvency or other relief of debtors.

     The undersigned agrees to furnish (or cause to be furnished) to the Lender all those reports concerning the financial condition or performance of the undersigned set forth in Section 5.1(H) of the Loan Agreement in respect of the undersigned as and when required to be delivered pursuant to the terms thereof.

     The undersigned expressly represents and acknowledges that loans and other financial accommodations by the Lender to the Borrower are and will be to the direct interest and advantage of the undersigned as a shareholder of Borrower.

     The Lender may, without notice of any kind, sell, assign or transfer all or any of the Obligations, and in such event each and every immediate and successive assignee, transferee, or holder of all or any of the Obligations shall have the right to enforce this guaranty, by suit or otherwise, for the benefit of such assignee, transferee or holder, as fully as if such assignee, transferee or holder were herein by name specifically given such rights, powers and benefits, but the Lender shall have an unimpaired right, prior and superior to that of any such assignee, transferee or holder, to enforce this guaranty for the benefit of the Lender, as to so much of the Obligations as it has not sold, assigned or transferred. Notwithstanding the foregoing, however, unless and until the undersigned receives written notice from the Lender of any such sale, assignment or transfer, any payments of the Obligations made by the undersigned to Lender shall discharge, dollar-for-dollar, the undersigned's liability hereunder.

     No delay or failure on the part of the Lender in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Lender of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.

     For purposes of this guaranty, the Obligations shall include all debts, liabilities and obligations of the Borrower to the Lender, notwithstanding any right or power of the Borrower or anyone else to asset any claim or defense as to the invalidity or unenforceability thereof, and no such claim or defense shall impair or affect the obligations and liabilities of the undersigned hereunder. Without limiting the generality of the foregoing, if the Borrower is a corporation, partnership, joint venture, trust or other form of business organization, this guaranty covers all Obligations purporting to be made in behalf of such organization by any officer or agent of the same, without regard to the actual authority of such officer or agent. The term "corporation" shall include associations of all kinds and all purported corporations, whether or not correctly and legally chartered and organized.

     To induce Lender to accept this guaranty, the undersigned warrants and represents to Lender that: (i) the undersigned is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation; (ii) the undersigned has the right and power and is duly authorized and empowered to enter into, execute, deliver and perform this guaranty; (iii) the execution, delivery and performance of this guaranty have been duly authorized by all necessary corporate action on the part of the undersigned and does not and will not (A) require any consent or approval of the shareholders of the undersigned, (B) contravene the Certificate of Incorporation or bylaws of the undersigned, (C) violate, or cause the undersigned to be in default under, any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award in effect having applicability to the undersigned, (D) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the undersigned is a party or by which it or its properties may be bound or affected, or (E) result in, or require, the creation or imposition of any lien upon or with respect to any of the properties now owned or hereafter acquired by the undersigned; (iv) the execution, delivery and performance by the undersigned of this guaranty, and the consummation of the transactions contemplated herein, do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any governmental authority except for any filings required by federal or state securities laws (which filings, if required, have been made); and (v) this guaranty is a legal, valid and binding obligation of the undersigned enforceable against it in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally or by principles of equity pertaining to the availability of equitable remedies.
To secure the payment and performance of its obligations hereunder, the undersigned has entered into a Pledge Agreement, dated of even date herewith, in favor of Lender, pursuant to which the undersigned has pledged to Lender all of the capital stock of Borrower owned by the undersigned.

     Any amount received by the Lender from whatever source and applied by it toward the payment of the Obligations shall be applied in such order of application as the Lender may from time to time elect.

     This guaranty shall bind and inure to the benefit of the Lender, its successors and assigns, and likewise shall bind and inure to the benefit of the undersigned, their heirs, executors, administrators, successors and assigns. If more than one person shall execute this guaranty or a similar, contemporaneous guaranty, the term "undersigned" shall mean, as used herein, all parties executing this guaranty and such similar guaranties and all such parties shall be liable, jointly and severally, one with the other with the Borrower, for each of the undertakings, agreements, obligations, covenants and liabilities provided for herein with respect to the undersigned. This guaranty contains the entire agreement between Lender and the undersigned respecting the subject matter hereof, and there is no understanding that any other person shall execute this or a similar guaranty. Furthermore, no course of dealing between the parties, no usage of trade, and no parol or extrinsic evidence shall be used to supplement or modify any terms of this guaranty; nor are there any conditions to the complete effectiveness of this guaranty.

THIS GUARANTY SHALL BE DEEMED ACCEPTED BY LENDER IN THE STATE OF GEORGIA. THE PARTIES AGREE THAT THIS GUARANTY SHALL BE DEEMED, MADE, DELIVERED, PERFORMED AND ACCEPTED BY LENDER IN THE STATE OF GEORGIA AND SHALL BE GOVERNED BY THE LAWS OF THE STATE OF GEORGIA. WHEREVER POSSIBLE EACH PROVISION OF THIS GUARANTY SHALL BE INTERPRETED IN SUCH MANNER AS TO BE EFFECTIVE AND VALID UNDER APPLICABLE LAW, BUT IF ANY PROVISION OF THIS GUARANTY SHALL BE PROHIBITED BY OR INVALID UNDER SUCH LAW, SUCH PROVISION SHALL BE INEFFECTIVE TO THE EXTENT OF SUCH PROHIBITION OR INVALIDITY, WITHOUT INVALIDATING THE REMAINDER OF SUCH PROVISION OR THE REMAINING PROVISIONS OF THIS GUARANTY.

IF AND TO THE EXTENT THEN PERMITTED BY APPLICABLE LAW AT THE TIME OF THE COMMENCEMENT THEREOF, THE UNDERSIGNED AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY, OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION AND THE RELATIONSHIP THAT IS BEING ESTABLISHED HEREUNDER. THE UNDERSIGNED ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF LENDER. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE UNDERSIGNED AND LENDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. THE UNDERSIGNED AND LENDER FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS GUARANTY. IN THE EVENT OF LITIGATION, THIS GUARANTY MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

WITHOUT IN ANY WAY LIMITING ANY PROVISIONS OF THE FOREGOING PARAGRAPH, UPON DEMAND OF ANY PARTY HERETO, WHETHER MADE BEFORE OR AFTER INSTITUTION OF ANY JUDICIAL ACTION, ANY DISPUTE, CLAIM OR CONTROVERSY ("DISPUTES") ARISING OUT OF OR CONNECTED WITH THIS GUARANTY SHALL BE RESOLVED BY BINDING ARBITRATION AS PROVIDED HEREIN. DISPUTES MAY INCLUDE, WITHOUT LIMITATION, TORT CLAIMS, COUNTERCLAIMS AND CLAIMS BROUGHT AS CLASS ACTIONS. ARBITRATION SHALL BE CONDUCTED UNDER THE COMMERCIAL FINANCIAL DISPUTES ARBITRATION RULES (THE "ARBITRATION RULES") OF THE AMERICAN ARBITRATION ASSOCIATION AND TITLE 9 OF THE U.S. CODE. ALL ARBITRATION HEARINGS SHALL BE CONDUCTED IN ATLANTA, GEORGIA OR ANY PLACE AGREED TO IN WRITING BY THE PARTIES. THE EXPEDITED PROCEDURES SET FORTH IN RULE 51 ET SEQ. OF THE ARBITRATION RULES SHALL BE APPLICABLE TO CLAIMS OF LESS THAN ONE MILLION DOLLARS ($1,000,000). ALL APPLICABLE STATUTES OF LIMITATION SHALL APPLY TO ANY DISPUTE. A JUDGMENT UPON THE AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. THE PANEL FROM WHICH ALL ARBITRATORS ARE SELECTED SHALL BE COMPRISED OF LICENSED ATTORNEYS. THE SINGLE ARBITRATOR SELECTED FOR EXPEDITED PROCEDURE SHALL BE A RETIRED JUDGE FROM THE HIGHEST COURT OF GENERAL JURISDICTION, STATE OR FEDERAL, OF THE STATE WHERE THE HEARING WILL BE CONDUCTED. THE ARBITRATORS SHALL BE APPOINTED AS PROVIDED IN THE ARBITRATION RULES. NOTWITHSTANDING THE PRECEDING BINDING ARBITRATION PROVISION, EACH PARTY HERETO HEREBY PRESERVES CERTAIN REMEDIES THAT ANY PARTY HERETO MAY EXERCISE FREELY, EITHER ALONE OR DURING A DISPUTE. ANY PARTY HERETO SHALL HAVE THE RIGHT TO PROCEED IN ANY COURT OF PROPER JURISDICTION OR BY SELF HELP TO EXERCISE OR PROSECUTE THE FOLLOWING REMEDIES, AS APPLICABLE: (I) ALL RIGHTS TO
FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY OR OTHER SECURITY BY EXERCISING A POWER OF SALE GRANTED IN ANY LOAN DOCUMENTS OR UNDER APPLICABLE LAW, (II) ALL RIGHTS OF SELF-HELP INCLUDING PEACEFUL OCCUPATION OF REAL PROPERTY AND COLLECTION OF RENTS, SET-OFF, AND PEACEFUL POSSESSION OF PERSONAL PROPERTY, AND (III) OBTAINING PROVISIONAL OR ANCILLARY REMEDIES INCLUDING INJUNCTIVE RELIEF, SEQUESTRATION, GARNISHMENT, ATTACHMENT AND APPOINTMENT OF RECEIVER. PRESERVATION OF THESE REMEDIES DOES NOT LIMIT THE POWER OF AN ARBITRATOR TO GRANT SIMILAR REMEDIES THAT MAY BE REQUESTED BY A PARTY IN A DISPUTE. EACH PARTY HERETO AGREES THAT IT SHALL NOT HAVE A REMEDY OF PUNITIVE OR EXEMPLARY DAMAGES AGAINST THE OTHER IN ANY DISPUTE AND HEREBY WAIVES ANY RIGHT OR CLAIM TO PUNITIVE OR EXEMPLARY DAMAGES THEY MAY HAVE NOW OR WHICH MAY ARISE IN THE FUTURE IN CONNECTION WITH ANY DISPUTE, WHETHER THE DISPUTE IS RESOLVED BY ARBITRATION OR JUDICIALLY.

     The undersigned hereby expressly waives, for Lender's benefit and the benefit of the Borrower and any other guarantor, maker or endorser of the Obligations, any and all claims or actions against the Borrower, any other guarantor, maker or endorser of the Obligations and any and all rights of recourse against any property or assets of the Borrower, any other guarantor, maker or endorser of the Obligations (including, without limitation, any security for the Obligations) arising out of or related to any payment made by the undersigned under this guaranty, including, without limitation, any claim of the undersigned for subrogation, reimbursement, exoneration of or indemnity that the undersigned may have against the Borrower, any other guarantor, maker of or endorser of the Obligations and any benefit of, and any other right to participate in, any security of the Obligations of or any guaranty of the Obligations now of or hereafter held by Lender. The waiver contained in this paragraph shall continue until the termination of this guaranty and the full payment and satisfaction of the Obligations.

     IN WITNESS WHEREOF, the undersigned has executed this guaranty as of the _____ day of June, 1997.

                                 "GUARANTOR"

                                 SETECH, INC., a Delaware corporation

                                 By:
                                   Thomas N. Eisenman, President
                                   and Chief Executive Officer

                                 Attest:
                                      Cindy L. Rollins, Secretary
                                      and Chief Financial Officer

                                 Address for Notices:
                                 905 Industrial Drive
                                 Murfreesboro, Tennessee  37129

Accepted:

FIRST UNION COMMERCIAL CORPORATION


By:____________________________________
     Name:_______________________________
     Title:________________________________